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                                                            Exhibit 10.40

                                SECOND AMENDMENT

                                     TO THE

                      FISHER SCIENTIFIC INTERNATIONAL INC.

                                 RETIREMENT PLAN

      WHEREAS, the Fisher Scientific International Inc. (the "Company") desires to amend the Fisher Scientific International Inc. Retirement Plan (the "Retirement Plan") to reflect provisions required by a collectively bargained agreement with the United Brotherhood of Carpenters and Joiners and clarify provisions which do not involve an estimate annual cost increase in excess of $500,000; and

      WHEREAS, Article 10 of the Retirement Plan grants the Administrative and Investment Committee (the "Committee") the authority to make (i) amendments to the Retirement Plan which are required by the provisions of a collective bargaining agreement between a Company or Fisher (as such terms are defined in the Retirement Plan) and their employees and (ii) any other amendments which will not involve an estimated annual cost under the Retirement Plan in excess of $500,000.

      NOW THEREFORE, it hereby is:

      RESOLVED that the Retirement Plan be hereby amended as follows:

1. Section 4.3 of Part III of Schedule A (the "Fisher Hamilton Component") of the Retirement Plan is hereby amended and restated effective December __, 2002 as follows:

      "4.3 At Postponed Retirement Date.

      The annual amount of retirement income payable to a Retired Participant whose retirement date is his Postponed Retirement Date shall be the greater of (i) the Actuarial Equivalent of the retirement income that would have been payable commencing on the Retired Participant's Normal Retirement Date if he or she had retired on that date, or (ii) the retirement income the Retired Participant accrued as of the postponed Retirement Date as provided in Section 4.1 without any actuarial adjustment for commencement of such Participant's benefit after Normal Retirement Date. To the extent permitted by applicable law, benefits calculated under the preceding sentence shall be further reduced by the Actuarial Equivalent of all distributions, if any, that have actually been made to the Participant, or his or her beneficiary. Each Participant who regularly performs less than 40 Hours of Service in a calendar month after this Normal Retirement Date shall be deemed to be retired and will have his retirement income payable on his deemed retirement date."

2. Section 13.1 of the Fisher Hamilton Component of the Retirement Plan is hereby amended and restated effective July 30, 2002 as follows:

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      "13.1 Enhanced Retirement Income for Certain Participants.

      (a) Subject to subsection (c), a Participant (i) who retires on or after July 30, 1999; (ii) who is a member of the United Brotherhood of Carpenters and Joiners - Midwest Industrial Council - Local 1533 - AFL-CIO or a member of District No.10 of the International Association of Machinists and Aerospace Workers; (iii) whose age and Years of Service equals or exceeds 80 as of July 30, 1999; and (iv) who, prior to July 31, 2004 and termination of employment, attains age 55, shall receive an additional monthly retirement income benefit of $100, payable in the form of a life annuity commencing at the same time as such Participant's retirement income benefit, without any actuarial adjustment to such additional benefit if such benefit commences at a date other than such Participant's Normal Retirement Date, provided, that if such additional benefit is paid in a form other than a life annuity, with actuarial adjustments to take into account such other form.

      (b) Subject to subsection (c), a Participant who, as of July 30, 2002 (i) is an active Employee; (ii) who is a member of the United Brotherhood of Carpenters and Joiners - Midwest Industrial Council - Local 1533 - AFL-CIO; and (ii) whose Years of Service equals or exceeds 20 shall receive an additional annual retirement income benefit of 0.25% of base compensation for each calendar year of participation beginning with July 30, 2002, with actuarial adjustments to such additional benefit if such benefit commences at a date other than such Participant's Normal Retirement Date and if such benefit is paid in a form other than a life annuity.

      (c) In the case of Participant who is eligible for an enhanced retirement income benefit under both subsections (a) and (b), such Participant shall receive only the enhanced retirement income benefit set forth in either subsection (a) or (b) which results in the greater retirement income."

      IN WITNESS WHEREOF, the Fisher Scientific International Inc. Retirement Plan is amended this 10th day of December, 2002.

                                         ADMINISTRATIVE AND INVESTMENT COMMITTEE

                                         /s/ Paul M. Meister
                                         _______________________________________
                                         Paul M. Meister


                                         /s/ Todd M. DuChene
                                         _______________________________________
                                         Todd M. DuChene

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